Exhibit (n)(7)

Consent of Independent Registered Public Accounting Firm

We consent to use in this Registration Statement (No. 333-195863) on Form N-2 of FS Investment Corporation of our reports dated March 2, 2015 and April 27, 2015, relating to our audits of the consolidated financial statements, internal control over financial reporting, and financial statement schedule, appearing in the Registration Statement.

We also consent to the reference to our firm under the captions “Senior Securities” in such Registration Statement.

/s/ McGladrey LLP

Blue Bell, Pennsylvania

April 27, 2015